UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2005
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48034
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On August 11, 2005, Lear Corporation (“Lear”) entered into an Amended and Restated Credit and Guarantee Agreement (the “New Credit Agreement”) by and among Lear, Lear Canada, the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent.
     The New Credit Agreement amends and restates Lear’s $1.7 billion Credit and Guarantee Agreement dated as of March 23, 2005 among Lear, Lear Canada, the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent, as amended by the First Amendment, dated August 3, 2005, among Lear Corporation, Lear Canada, the Borrowers named therein, the Lenders named therein, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent and JPMorgan Chase Bank, N.A., as general administrative agent (as amended by the First Amendment, the “Previous Credit Agreement”).
     The New Credit Agreement adds, among other things, a $400,000,000 term loan facility with a maturity date of February 11, 2007 and provides for the pledge of the capital stock of certain of Lear’s material subsidiaries to secure Lear’s obligations thereunder. Lear’s subsidiaries that guaranteed revolving borrowings under the Previous Credit Agreement will continue to guarantee such borrowings and have also agreed to guarantee term loan borrowings under the New Credit Agreement. The New Credit Agreement did not change the interest rate provisions for revolving borrowings. Term loan borrowings under the New Credit Agreement bear interest, payable no less frequently than quarterly, at a percentage spread ranging from 0.50% to 0.75% for alternate base rate loans and 1.50% to 1.75% for Eurodollar loans depending on Lear’s credit rating or leverage ratio. In all other respects, the New Credit Agreement has the same material terms and provisions as the Previous Credit Agreement.
     Certain of the Lenders party to the New Credit Agreement, and their respective affiliates, have performed, and may in the future perform for Lear and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
     The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement filed as Exhibit 10.1 hereto which is hereby incorporated by reference herein.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
Exhibit 10.1	Amended and Restated Credit Agreement, dated as of August 11, 2005, among Lear Corporation, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION,
a Delaware corporation

Date: August 12, 2005	By:	/s/ Daniel A. Ninivaggi

	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of August 11, 2005, among Lear Corporation, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, Bank of America, N.A., as syndication agent, Citibank, N.A. and Deutsche Bank Securities Inc., as documentation agents, The Bank of Nova Scotia, as documentation agent and Canadian administrative agent, the other Agents named therein and JPMorgan Chase Bank, N.A., as general administrative agent.

4